UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2005

Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1845 Walnut Street, Suite 1000 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into A Material Definitive Agreement.

         On May 11, 2005 the stockholders of Resource America, Inc. (“RAI”) approved the Resource America, Inc. 2005 Omnibus Equity Compensation Plan (the “Plan”). The Plan authorizes a maximum of 1,200,000 shares of RAI common stock for issuance in any of the following forms: incentive stock options, nonqualified stock options, stock appreciation rights, stock units, performance shares, stock awards, dividend equivalents and other stock-based awards. Employees of RAI and its subsidiaries, as well as non-employee directors of RAI, are eligible for grants under the Plan.

         The Plan is administered by the Compensation Committee (the “Committee”) of RAI’s Board of Directors, except that, with respect to awards to non-employee directors, the full Board administers the Plan. The Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size and terms of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability, (iv) amend the times of any previously issued grant, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for grants under the Plan, and (vi) deal with any other matters arising under the Plan. The Committee may grant awards under the Plan subject to the attainment of certain specified performance goals. The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Internal Revenue Code, will be based on one or more of the following measures: RAI common stock price, earnings per share of RAI common stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisition or divestitures. The foregoing measures may be based on the employee’s business units or the performance of the Company or the Company’s subsidiaries independently or as a whole.

Item 9.01      Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished as part of this report:

10.1	Resource America, Inc. 2005 Equity Compensation Plan (incorporated by reference to Exhibit A of the Proxy Statement contained in RAI’s Schedule 14A, filed on April 11, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Resource America, Inc.

Dated: May 13, 2005	/s/ Michael S. Yecies Michael S. Yecies Chief Legal Officer and Secretary